Exhibit 99.1

10990 Roe Avenue
Overland Park, KS 66211
Phone 913 696 6100 Fax 913 696 6116
News Release

July 12, 2010

YRC Worldwide Provides Second Quarter Update and

Reconfirms Positive Adjusted EBITDA

OVERLAND PARK, KAN. — YRC Worldwide Inc. (NASDAQ: YRCW) today provided an update on its expected second quarter results including:

•

The company expects second quarter adjusted EBITDA within a range of $35 million to $45 million, excluding the YRC Logistics segment which will be reported as discontinued operations. When including the expected adjusted EBITDA loss from discontinued operations of $9 million to $11 million, the company expects second quarter adjusted EBITDA within a range of $24 million to $36 million which exceeds the $5 million covenant level required by its credit agreement. As a comparison, the company’s adjusted EBITDA for the first quarter of 2010 was a loss of $53 million.

•

At June 30, 2010 the company’s estimated cash and cash equivalents were $142 million, unused restricted revolver reserves were $129 million and unrestricted availability was $8 million, for a total of $279 million. As a comparison, at March 31, 2010 the company’s reported cash and cash equivalents were $130 million, unused restricted revolver reserves were $107 million and unrestricted availability was $4 million, for a total of $241 million.

•

For the second quarter of 2010, tonnage per day for YRC National was 27,000 and for YRC Regional was 26,900 which were 11.0% and 15.2%, respectively, higher than the tonnage per day for the first quarter of 2010.

•

The company expects to record an $83 million non-cash reduction to its equity-based compensation expense related to its March 2010 union equity-based awards. This expense reduction reflects the adjusted fair value of these awards which were re-measured as of the June 29, 2010 shareholder meeting when shareholders formally approved the issuance of union stock options to replace previously issued union stock appreciation rights. The expected expense reduction by segment is YRC National $64.3 million, YRC Regional $18.3 and YRC Truckload $0.4 million. During the first quarter of 2010 the company recorded a $108 million non-cash charge related to the same March 2010 union equity-based awards.

Second Quarter Earnings Call

The company will hold a conference call for shareholders and the investment community on Tuesday, August 3, 2010, beginning at 9:30am ET, 8:30am CT. Second quarter earnings will be released the same day, Tuesday, August 3, 2010, prior to the opening of the market. The conference call will be open to listeners live and by recorded playback via the YRC Worldwide Internet site yrcw.com.

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Certain Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP measure that reflects the company’s earnings before interest, taxes, depreciation, and amortization expense, and further adjusted for letter of credit fees, equity-based compensation expense, net gains or losses on property disposals and certain other items as defined in the company’s credit agreement. Adjusted EBITDA is used for internal management purposes as a financial measure that reflects the company’s core operating performance. In addition, management uses adjusted EBITDA to measure compliance with financial covenants in the company’s credit agreement. However, this financial measure should not be construed as a better measurement than operating income or earnings per share, as defined by generally accepted accounting principles.

Adjusted EBITDA has the following limitations:

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our outstanding debt;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements;

•

Equity based compensation is an element of our long-term incentive compensation program, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period; and

•	Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA should not be considered a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA as a secondary measure.

Reconciliation of GAAP Measures to Non-GAAP Financial Measures ($ amounts in millions)

	For the three months ended	Expected Range
	March 31, 2010	For the three months ended June 30, 2010
Reconciliation of operating income (loss) to adjusted EBITDA:
Operating income (loss)	$(229)	$43	$53
Depreciation and amortization	51	50	50
Equity based compensation expense	110	(82)	(82)
Letter of credit expense	8	8	8
(Gains) losses on property disposals, net	9	—	—
Impairment charges	5	—	—
Restructuring professional fees	n/a	10	10
Other, net	(1)	6	6

Adjusted EBITDA from continuing operations	(47)	35	45
Adjusted EBITDA from discontinued operations	(6)	(11)	(9)

Adjusted EBITDA	$(53)	$24	$36

Covenant per credit agreement	n/a	$5	$5

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expects,” “expected,” “estimated,” and similar expressions are intended to identify forward-looking statements. It is important to note that the company’s actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including (among others) our ability to generate sufficient cash flows and liquidity to fund operations, which raises substantial doubt about our ability to continue as a going concern, inflation, inclement weather, price and availability of fuel, sudden changes in the cost of fuel or the index upon which the company bases its fuel surcharge, competitor pricing activity, expense volatility, including (without limitation) expense volatility due to changes in rail service or pricing for rail service, ability to capture cost reductions, changes in equity and debt markets, a downturn in general or regional economic activity, effects of a terrorist attack, labor relations, including (without limitation), the impact of work rules, work stoppages, strikes or other disruptions, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction, and the risk factors that are from time to time included in the company’s reports filed with the SEC.

The company’s expectations regarding financial information related to second quarter 2010 are only its expectations regarding these matters. Actual financial information for second quarter 2010 could differ based on a number of factors including (among others) any adjustments or final entries necessary to close the company’s books for second quarter 2010 and the factors identified in the paragraphs below.

The company’s expectations regarding the expected loss from discontinued operations are only its expectations regarding this matter. The actual loss from discontinued operations could differ based on a number of factors including (among others) any gain or loss on the previously announced sale of its logistics business and the one-time shutdown costs related to its flow through and pool distribution services business, which are affected by the accuracy of the company’s estimates regarding the fair market value of assets, its ability to enter into, and the terms of subleases and lease termination agreements for leased properties, the company’s ability to enter into agreements to sell owned assets and its ability to identify all costs related to the shutdown of the flow through and pool distribution services business. Additional risks and uncertainties regarding the proposed sale of the company’s logistics business include (among others) the possibility that the closing of the transaction does not occur, either due to the failure of closing conditions, including the approval of the company’s lenders and multi-employer pension funds to which the company contributes, rights of the parties to terminate the agreement, or other reasons.

The company’s expectations regarding its cash and cash equivalents are only its expectations regarding this matter. The actual cash and cash equivalents could differ based on a number of factors including (among others) the company’s operating results, the timing of its receipts and disbursements, the company’s access to credit facilities or credit markets and the factors identified in the preceding paragraphs.

The company’s expectations regarding the reduction to its equity- based compensation expense are only its expectations regarding this matter. The actual reduction to its equity- based compensation expense could differ based on a number of factors including (among others) the final determination of the adjusted fair value of the company’s March 2010 union stock option awards.

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YRC Worldwide Inc., a Fortune 500 company headquartered in Overland Park, Kan., is one of the largest transportation service providers in the world and the holding company for a portfolio of successful brands including YRC, YRC Reimer, YRC Glen Moore, YRC Logistics, New Penn, Holland and Reddaway. YRC Worldwide has the largest, most comprehensive network in North America, with local, regional, national and international capabilities. Through its team of experienced service professionals, YRC Worldwide offers industry-leading expertise in heavyweight shipments and flexible supply chain solutions, ensuring customers can ship industrial, commercial and retail goods with confidence. Please visit yrcw.com for more information.

Investor Contact:	Paul Liljegren	Media Contact:	Suzanne Dawson
	YRC Worldwide Inc.		Linden Alschuler & Kaplan
	913.696.6108		212.329.1420
	Paul.Liljegren@yrcw.com		sdawson@lakpr.com